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                           CO-ADMINISTRATION AGREEMENT

                             _____________ __, 2000




Credit Suisse Asset Management
 Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Dear Sirs:

         In accordance with Section 7 of the Co-Administration Agreement, dated November 1, 1999 (the "Agreement"), between Warburg, Pincus Institutional Fund, Inc., the prior name of Credit Suisse Institutional Fund, Inc. (the "Fund"), and Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), the Fund hereby notifies CSAMSI of the Fund's desire to amend Exhibit A of the Agreement to include the Investment Grade Fixed Income Portfolio(the "Portfolio"), and to have CSAMSI render services as Co-Administrator under the terms of the Agreement with respect to the Portfolio.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                           Very truly yours,

                                           CREDIT SUISSE INSTITUTIONAL
                                           FUND, INC.



                                           By:
                                               -------------------------------

                                                   Name:
                                                   Title:



Acceptance:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.




By:
    ---------------------------------------

         Name:
         Title: